AMENDMENT NO. 11

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 24, 2019, amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, between AIM Sector Funds (Invesco Sector Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco OFI Pictet Global Environmental Solutions Fund; Invesco Oppenheimer Small Cap Value Fund; Invesco Oppenheimer Gold & Special Minerals Fund and Invesco Oppenheimer Value Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Energy Fund	November 25, 2003

Invesco Gold & Precious Metals Fund	November 25, 2003

Invesco Technology Fund	November 25, 2003

Invesco Dividend Income Fund	November 25, 2003

Invesco Technology Sector Fund	February 12, 2010

Invesco American Value Fund	February 12, 2010

Invesco Comstock Fund	February 12, 2010

Invesco Mid Cap Growth Fund	February 12, 2010

Invesco Small Cap Value Fund	February 12, 2010

Invesco Value Opportunities Fund	February 12, 2010

Invesco OFI Pictet Global Environmental Solutions Fund	May 24, 2019

Invesco Oppenheimer Small Cap Value Fund	May 24, 2019

Invesco Oppenheimer Gold & Special Minerals Fund	May 24, 2019

Invesco Oppenheimer Value Fund	May 24, 2019

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

Invesco Energy Fund

Invesco Gold & Precious Metals Fund

Invesco Technology Fund

Invesco Dividend Income Fund

Net Assets	Annual Rate
First $350 million	0.75%
Next $350 million	0.65%
Next $1.3 billion	0.55%
Next $2 billion	0.45%
Next $2 billion	0.40%
Next $2 billion	0.375%
Over $8 billion	0.35%

Invesco Small Cap Value Fund

Net Assets	Annual Rate
First $500 million	0.67%
Next $500 million	0.645%
Over $1 billion	0.62%

Invesco Technology Sector Fund

Net Assets	Annual Rate
First $500 million	0.67%
Next $2.5 billion	0.645%
Over $3 billion	0.62%

Invesco American Value Fund

Net Assets	Annual Rate
First $500 million	0.72%
Next $535 million	0.715%
Next $31.965 billion	0.65%
Over $33 billion	0.64%

Invesco Comstock Fund

Net Assets	Annual Rate
First $1 billion	0.50%
Next $1 billion	0.45%
Next $1 billion	0.40%
Over $3 billion	0.35%

Invesco OFI Pictet Global Environmental Solutions Fund*

Net Assets	Annual Rate
First $500 million	0.750%
Next $500 million	0.700%
Next $4 billion	0.650%
Over $5 billion	0.600%

Invesco Oppenheimer Small Cap Value Fund*

Net Assets	Annual Rate
First $500 million	0.800%
Next $500 million	0.750%
Next $4 billion	0.700%
Over $5 billion	0.650%

Invesco Oppenheimer Gold & Special Minerals Fund*

Net Assets	Annual Rate**
First $200 million	0.750%
Next $200 million	0.720%
Next $200 million	0.690%
Next $200 million	0.660%
Next $2.2 billion	0.600%
Next $1 billion	0.590%
Next $2 billion	0.580%
Next $4 billion	0.570%
Over $10 billion	0.560%

**

To the extent Invesco Oppenheimer Gold & Special Minerals Fund invests its assets in Invesco Oppenheimer Gold & Special Minerals Fund (Cayman) Ltd., a direct wholly-owned subsidiary of Invesco Oppenheimer Gold & Special Minerals Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Oppenheimer Gold & Special Minerals Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Oppenheimer Gold & Special Minerals Fund (Cayman) Ltd.

Invesco Oppenheimer Value Fund*

Net Assets	Annual Rate
First $300 million	0.625%
Next $100 million	0.500%
Next $4.6 billion	0.450%
Over $5 billion	0.430%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Mid Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.70%
Over $1 billion	0.65%

Invesco Value Opportunities Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $1.5 billion	0.62%
Next $2.5 billion	0.595%
Next $2.5 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM SECTOR FUNDS

(INVESCO SECTOR FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President

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